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                                                                   EXHIBIT 23.3

              [LETTERHEAD OF MILLER AND LENTS, LTD. APPEARS HERE]

                               October 30, 1997

Cross Timbers Oil Company
810 Houston Street, Suite 2000
Fort Worth, TX 76102

                                     Re: Securities and Exchange Commission
                                        Form S-4 Registration Statement, No.
                                        333-

Gentlemen:

  The firm of Miller and Lents, Ltd., consents to the incorporation of its estimated Proved Reserves, Future Net Revenues, and Present Values of Future Net Revenues in the Cross Timbers Oil Company Form S-4 Registration Statement,
No. 333-     , and to reference to our Firm in such registration statement.

  Miller and Lents, Ltd. has no interests in Cross Timbers Oil Company or any of its affiliated companies or subsidiaries and is not to receive any such interest as payment for such reports and has no director, officer, or employee, or otherwise, connected with Cross Timbers Oil Company. We are not employed by Cross Timbers Oil Company on a contingent basis.

                                          Yours very truly,

                                          MILLER AND LENTS, LTD.

                                          By /s/ JAMES C. PEARSON
                                            -----------------------------------
                                            James C. Pearson
                                            President

JCP/mk